Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Futu Holdings Limited of our report dated February 19, 2019 relating to the financial statements, which appears in Futu Holdings Limited’s Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-229094).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

September 12, 2019